                                                      Registration No. _________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          BORLAND INTERNATIONAL, INC.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                                      94-2895440
---------------------------------          ------------------------------------
  (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)

                                100 Borland Way
                     Scotts Valley, California        95066-3249
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                          BORLAND INTERNATIONAL, INC.
                            1997 STOCK OPTION PLAN,
                      1997 EMPLOYEE STOCK PURCHASE PLAN,
                     AND INDIVIDUAL STOCK OPTION AGREEMENT
                    ---------------------------------------
                           (Full title of the plan)

                            Hobart McK. Birmingham
                        Vice President, General Counsel
                                 and Secretary
                          Borland International, Inc.
                                100 Borland Way
                     Scotts Valley, California  95066-3249
                  -------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 431-1000

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

======================================================================================================
                                   CALCULATION OF REGISTRATION FEE
======================================================================================================

     Title of                             Proposed maximum     Proposed maximum
 Securities to be      Amount to be      offering price per   aggregate offering        Amount of
 registered/1/          registered            share/2/             price/2/          registration fee
======================================================================================================

1997 Option Plan
----------------
Common Stock                    580,778            $  8.8750       $ 5,154,404.75
Par Value $0.01               1,019,222            $  9.0625       $ 9,236,699.38

1997 Employee Stock Purchase Plan
---------------------------------
Common Stock                    200,000            $7.703125       $ 1,540,625.00
Par Value $0.01

Individual Option
-----------------             1,100,000            $    5.50       $ 6,050,000.00
Common Stock
Par Value $0.01

TOTALS                        2,900,000                            $21,981,729.13            $6,484.61
--------------

/1/ The securities to be registered include options and rights to acquire such Common Stock.

/2/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1997 Stock Option Plan, the price is computed on the basis of the average weighted exercise price. As to the remaining shares under the 1997 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on December 16, 1997, as reported on the National Association of Securities Dealers Automated Quotations System. The 1997 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock on December 16, 1997, as reported on the National Association of Securities Dealers Automated Quotations System. As to the 1,100,000 shares under the individual stock option agreement, the price is based upon the exercise price.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

      Borland International, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended March 31, 1997, as filed with the Securities and Exchange Commission (the "Commission") on June 30, 1997 (File No. 0-16096).

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the Company's Common Stock contained in its Registration Statement filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (d) The description of the Company's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A filed with the Commission on December 27, 1991.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
-------  -------------------------

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

      Inapplicable.

Item 6.   Indemnification of Directors and Officers
-------   -----------------------------------------

      Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

      The Company has adopted provisions in its Restated Certificate of Incorporation which provide that each person who is or was a director or officer of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law. The Bylaws of the Company provide that the Company, to the maximum extent permitted by the Delaware General Corporation Law, shall have the power to indemnify any of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding or potential proceeding arising out of the relationship and, to the maximum extent permitted by law, the Company shall have the power to advance the agent's reasonable defense expenses in any such proceeding. Section 145 of the Delaware General Corporation Law provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

      The Company has entered into indemnification agreements with its directors and certain of its officers. The Company intends to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

Item 7.  Exemption From Registration Claimed
-------  -----------------------------------

      Inapplicable.

Item 8.  Exhibits
-------  --------

      See Exhibit Index.

Item 9.  Undertakings
-------  ------------

     (a)  Rule 415 Offering

            The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act documents by reference
          -------------------------------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Request for acceleration of effective date or filing of registration
        --------------------------------------------------------------------
statement on Form S-8
---------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on December 19, 1997.

                                            Borland International, Inc.


                                            By:  /s/ Hobart McK. Birmingham
                                                ------------------------------
                                                Hobart McK. Birmingham
                                                Vice President, General Counsel
                                                and Secretary

                        SIGNATURES AND POWER OF ATTORNEY
                        --------------------------------

      The officers and directors of Borland International, Inc. whose signatures appear below, hereby constitute and appoint Delbert W. Yocam, Hobart McK. Birmingham, and Kathleen M. Fisher, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.



                 Signature                                         Title
---------------------------------------------------------------------------------------------
/s/ Delbert W. Yocam                          Chairman of the Board, Chief Executive
--------------------------------------------  Officer, and Director (Principal Executive
Delbert W. Yocam                              Officer)

/s/ Kathleen M. Fisher                        Vice President and Chief Financial Officer
--------------------------------------------  (Principal Financial and Accounting Officer)
Kathleen M. Fisher

/s/ George Hara                               Director
--------------------------------------------
George Hara

/s/ Stephen J. Lewis                          Director
--------------------------------------------
Stephen J. Lewis

/s/ David Heller                              Director
--------------------------------------------
David Heller

/s/ William F. Miller                         Director
--------------------------------------------
William F. Miller

                                              Director
--------------------------------------------
Harry J. Saal

                                 EXHIBIT INDEX

        4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Securities and Exchange Commission on November 14, 1997

        4.2  Amended Bylaws of the Company are incorporated by reference to
             Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Securities and Exchange Commission on November 14, 1997

        4.3 Rights Agreement dated as of December 23, 1991, between the Company and Manufacturers Hanover Trust Company of California is incorporated by reference to an Exhibit to the Company's Annual Report on Form 10-K for the year ended March 31, 1990, filed with the Securities and Exchange Commission

        4.4  Borland International, Inc. 1997 Stock Option Plan

        4.5  Borland International, Inc. 1997 Employee Stock Purchase Plan

        5    Opinion re legality

       23.1  Consent of Counsel (included in Exhibit 5)

       23.2  Consent of Price Waterhouse LLP

       23.3  Consent of Ernst & Young LLP, Independent Auditors

       23.4  Consent of William Buck & Co., Independent Auditors

       24 Power of Attorney (included in signature pages to this registration statement)